                        SECURITIES EXCHANGE AND COMMISSION
                              Washington, D.C. 20549



                                 FORM 8-K/A No. 1

                      Pursuant to Section 13 or 15 (d) of the
                        Securities and Exchange Act of 1934




      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K filed October 14, 1999 as set forth in the pages attached hereto:


      Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date: December 13, 1999                   Cal-Maine Foods, Inc.


                                                /s/ Charles F. Collins
                                                ----------------------
                                                Vice-President/Controller
                                                (Principal Accounting Officer)



                               CAL-MAINE FOODS, INC.
--------------------------------------------------------------------------------
              (Exact name of Registrant as specified in its charter)




        Delaware                           000-04892                        64-0500378
-------------------------            -----------------------             -----------------
    (State or other                     (Commission file                  (IRS Employer
    jurisdiction of                         number)                       Identification
     incorporation)                                                          Number)


3320 Woodrow Wilson Avenue, Jackson, MS                 39207
---------------------------------------                 -----
(Address of Principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:         (601) 948-6813
                                                            --------------

            The Current Report on Form 8-K of Cal-Maine Foods, Inc. (the "Company"), dated September 30, 1999, and filed on October 14, 1999, reported the acquisition by the Company on September 30, 1999, of substantially all of the assets and assumption of certain liabilities of Smith Farms, Inc. ("Smith Farms"). Items 7(a) and 7(b) of the report stated that the historical financial statements of Smith Farms required under Rule 3-05 of Regulation S-X, and the pro forma financial information required under Article 11 of Regulation S-X would be filed by amendment. The purpose of this amendment is to file such financial statements and information.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of the Businesses Acquired.

      (1) Audited combined balance sheet of Smith Farms, Inc. and Affiliates as of June 30, 1999 and the related statement of operations and statement of cash flows for the year ended June 30, 1999, including the notes thereto and the related report of Ed Bercot & Company.


(b)   Pro Forma Financial Information

      (1) Pro Forma Condensed Consolidated Balance Sheet (Unaudited) of Cal-Maine Foods, Inc. as of August 28, 1999.

      (2) Pro Forma Condensed Consolidated Statement of Operations (Unaudited) of Cal-Maine Foods, Inc. for the year ended May 29, 1999.

      (3) Pro Forma Condensed Consolidated Statement of Operations (Unaudited) of Cal-Maine Foods, Inc. for the three months ended August 28, 1999.

      (4) Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)


(c)   Exhibits

      The following exhibit is filed herewith:


                  Exhibit No.            Document
                  -----------            --------
                       23                Consent of Ed Bercot & Company

                 Report of Independent Certified Public Accountant


Board of Directors
Smith Farms, Inc. and Affiliates
Flatonia, Texas

We have audited the accompanying combined balance sheet of Smith Farms, Inc. and Affiliates as of June 30, 1999 and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Smith Farms, Inc. and Affiliates as of June 30, 1999 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Ed Bercot & Company
                                          Ed Bercot & Company
                                          Certified Public Accountants


Harlingen, Texas
July 23, 1999

                         SMITH FARMS, INC. AND AFFILIATES
                              COMBINED BALANCE SHEET
                             YEAR ENDED JUNE 30, 1999

ASSETS

CURRENT ASSETS
   Cash                                                      $    709,047
   Accounts receivable                                          2,778,055
   Inventories                                                  5,621,066
   Prepaid expenses                                               563,440
                                                             ---------------
      Total current assets                                      9,671,608

OTHER ASSETS
   Cash surrender value of life insurance                          56,726

PROPERTY, PLANT AND EQUIPMENT - AT COST
   Building and improvements                                    6,344,756
   Machinery and equipment                                      8,484,381
   Capitalized leases                                          14,264,282
   Cattle                                                         485,308
   Office furniture and equipment                                 249,300
   Autos, trucks and trailers                                   2,029,833
                                                             ---------------
                                                               31,857,860
   Less accumulated depreciation                              (11,929,277)
                                                             ---------------
                                                               19,928,583
   Land                                                         2,957,138
   Construction in progress                                        12,762
                                                             ---------------
      Total property, plant and equipment                      22,898,483
                                                             ---------------


                                                              $32,626,817
                                                             ===============



   The accompanying notes are an integral part of these financial statements.

LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                          $  3,131,484
   Operating loans payable                                        791,575
   Accrued expenses                                               652,514
   Federal income taxes payable                                         -
   Deferred income taxes                                        1,053,356
   Current portion of long-term debt                            1,804,464
                                                             ---------------
      Total current liabilities                                 7,433,393

LONG-TERM LIABILITIES
   Notes payable                                                1,774,931
   Capital lease payable                                        8,001,030
                                                             ---------------
                                                                9,775,961
   Less portion due within one year                            (1,804,464)
                                                             ---------------
                                                                7,971,497
   Deferred income taxes                                          863,548
                                                             ---------------
      Total long-term liabilities                               8,835,045
                                                             ---------------

      Total liabilities                                        16,268,438

OWNERS' EQUITY
   Common stock - $10 per value, 6000 shares authorized
      and issued                                                   62,890
   Paid in capitol                                                199,332
   Retained earnings                                           16,096,517
                                                             ---------------

      Total owners' equity                                     16,358,379
                                                             ---------------

                                                              $32,626,817
                                                             ===============

                         SMITH FARMS, INC. AND AFFILIATES
                         COMBINED STATEMENT OF OPERATIONS
                             YEAR ENDED JUNE 30, 1999

NET SALES                                                        $53,976,985

OPERATING COSTS AND EXPENSES
      Cost of feed, packing and eggs purchased                    28,126,023
      Contract payments                                            2,594,377
      Depletion of hens                                            4,182,589
      Salaries and wages                                           6,726,106
      Employee taxes, insurance and benefits                         906,369
      Promotions and inspections                                     620,435
      Depreciation                                                 1,578,880
      Equipment lease expense                                        568,981
      Repairs                                                        924,818
      Truck and auto expenses                                      1,198,096
      Taxes                                                          265,125
      Insurance                                                      313,960
      Utilities                                                      658,758
      Telephone                                                      136,459
      Supplies                                                       525,390
      Professional and advisory fees                                 159,885
      Other expenses                                                 502,681
      Bad debts                                                       22,219
                                                                ----------------
            Total operating costs and expenses                    50,011,151
                                                                ----------------
      Net income from operations                                   3,965,834

OTHER INCOME (EXPENSES)
      Interest expense                                              (584,087)
      Other income                                                    46,088
                                                                ----------------
            Total other income (expenses)                           (537,999)
                                                                ----------------

      Income before provision for income taxes                     3,427,835
      Provision for income taxes                                     724,590
                                                                ----------------

NET INCOME                                                        $2,703,245
                                                                ================

PRO FORMA INCOME DATA
      Net income, as reported                                     $2,703,245
      Pro forma income tax adjustment (unaudited)                    677,355
                                                                ----------------
      Pro form net income (unaudited)                             $2,025,890
                                                                ================


    The accompanying notes are an integral part of these financial statements.

                         SMITH FARMS, INC. AND AFFILIATES
                         COMBINED STATEMENT OF CASH FLOWS
                             YEAR ENDED JUNE 30, 1999


Cash flows from operating activities:

Net income                                                              $ 2,703,245
Adjustments to reconcile net income to net cash
      provided by operating activities:

      Depreciation                                       $ 1,578,880
      Increase in cash surrender value of life
        insurance                                             (2,559)
      Gain on sale of fixed assets                            (9,094)
      (Increase) decrease in accounts receivable            (241,382)
      (Increase) decrease in inventories                    (590,480)
      (Increase) decrease in prepaid expenses               (247,870)
      (Decrease) increase in accounts payable                240,079
      (Decrease) increase in accrued expenses                 71,954
      (Decrease) increase in deferred income taxes           245,840
                                                       ----------------
            Total adjustments                                             1,045,368
                                                                       ----------------
            Net cash provided by operating activities:                    3,748,613

Cash flows from investing activities:
      Purchase of machinery, equipment and land           (3,189,554)
      Proceeds from disposition of fixed assets               70,186
                                                       ----------------
            Net cash (used) by investing activities                      (3,119,368)

Cash flows from financing activities:
      Proceeds from operating loans - net                    741,575
      Proceeds from issuance of long-term debt               544,401
      Retirement of long-term debt                        (1,000,680)
      Principal reductions of capital leases              (1,453,776)
      Contributions by owners                                516,420
      Distributions to owners                               (448,115)
                                                       ----------------
            Net cash (used) by financing activities                      (1,100,175)
                                                                       ----------------

Net increase (decrease) in cash an cash equivalents                        (470,930)
Cash and cash equivalents at beginning of year                            1,179,977
                                                                       ----------------
Cash and cash equivalents at end of year                                $   709,047
                                                                       ================

SUPPLEMENTAL INFORMATION:
Interest paid                                                           $   722,288
Income taxes paid                                                       $   477,997
Capital lease obligations entered into during year                      $ 6,175,180



    The accompanying notes are an integral part of these financial statements.

                         SMITH FARMS, INC. AND AFFILIATES
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                                   JUNE 30, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF COMBINING FINANCIAL STATEMENTS

      The combined financial statements include the accounts of Smith Farms, Inc. and the following related partnerships: B & N Poultry, Harwood Poultry Farms, Ltd., Klesel Farms, Ltd., Searcy Farms, Ltd. and Berger/Novak Cattle, Ltd. The individuals that own the stock of Smith Farms, Inc. also own the partnerships. All significant intercompany transactions have been eliminated.

      NATURE OF OPERATIONS

      Smith Farms, Inc. and its affiliates (the Company) are headquartered in Flatonia, Texas. The Company operates hen laying and egg processing operations with facilities in central Texas and north-east Arkansas. The Company owns hen houses, processing equipment, feed mills and hens and also buys eggs from outside producers. The Company operates a fleet of trucks to deliver eggs. Customers include major grocery chains and grocery supply companies. The Company's market is north, east, central and south Texas.

      INVENTORIES

      Pullet inventories are valued at cost, including the cost of the birds, feed, medicine, labor and contract services. Hen inventories are based on the cost of the pullets less depletion of that cost over a period of approximately 75 weeks. Egg inventories are valued at lower of cost (first in, first out) or market. Cost is determined based upon weekly market prices less farm costs plus processing costs. Feed and supplies inventories are valued at cost (first in, first out).

      Inventories consisted of the following:

Hens                             $4,476,137
Eggs                                411,529
Feed                                430,896
Cartons and supplies                302,504
                               ---------------
                                 $5,621,066
                               ===============

      HEDGING OF FEED SUPPLIES

      To help manage the risk of increases in the cost of feed, the Company will purchase futures contracts to provide price protection of future feed purchases. These purchases are treated as anticipatory hedges. No gain or loss is recognized until the hedges are closed and feed is purchased. Any gains or losses are treated as a decrease or increase in the cost of feed.

      At June 30, 1999, the Company had open futures positions involving various feed ingredients.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Major improvements are capitalized, whereas expenditures for maintenance and repairs are charged to expense. As properties are retired or otherwise disposed of, the property and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses resulting are charged to income.

      It is the policy of the Company to provide depreciation based on the estimated useful life of the individual units of property and equipment. The depreciation methods and the estimated useful lives used as the basis for the application of those methods are as follows:

                                               Estimated
Description                  Method           Useful Life
-------------------------------------------------------------
Hen houses                   Straight-line      15 - 20
Other buildings              Straight-line      20 - 40
Machinery and equipment      Accelerated         5 - 8
Office furniture and
equipment                    Accelerated         5 - 8
Vehicles                     Accelerated         5 - 8

      SALES

      Sales are reported net of any rebates or allowances allowed to customers.

      CASH AND CASH EQUIVALENTS

      For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand, demand deposits and interest-bearing deposits with maturities of three months or less.

      USE OF ESTIMATES AND ASSUMPTIONS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE B - FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company has several financial instruments, none of which are held for trading purposes. The carrying value of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments. The carrying values of debt approximate fair value based on a review of rates and terms currently available to the Company.

NOTE C - CAPITALIZED LEASES

      At June 30, 1999 the Company was leasing layer houses, processing and other equipment under various capital leases. The leases have been capitalized at amounts equal to the present value of the lease payments. A corresponding entry is also made to record the related capital lease obligations. The capitalized leases are depreciated using the same useful lives listed in Note A. Depreciation expense related to the capitalized leases is included in the Company's total depreciation expense.

NOTE D - LONG-TERM DEBT

      Long-term debt at June 30, 1999 consisted of the following:
          Note payable to utility cooperative to finance
          purchase of a generator, due in monthly payments
          of $7,140 plus interest at 7.45% through 2003.
          Note is secured by the equipment.                                                       $   357,001

          Capital leases payable to Farm Credit Leasing
          Services, Inc. due in monthly payments of
          approximately $263,885 including principal and
          interest at approximately 8.5%.                                                           8,001,030

          Notes payable to Norwest Bank to finance the purchase
          of several tracts of land, due in monthly payments of
          $5,009 plus interest at 8% through 2002. The notes are
          secured by deeds of trust covering the land purchased.                                     426,428

Notes payable to Smith Holding Company, Inc. to
finance purchase of equipment and land, due in
monthly payments of $27,319 including principal
and interest at 8%.  The notes are unsecured.         718,012

Note payable to individuals to finance purchase
of land, due in annual payments of $10,000 plus
interest at 7% through April, 2007.  Remaining
balance is due April, 2008.  Loan secured by
deed of trust on 240 acres.                           190,000

Note payable to Norwest Bank to finance
construction of pullet houses, due in 36
monthly principal installments of $36,111
plus interest at 8% through October 1999.
Loan secured by pullet houses, equipment and
land.                                                  83,490
                                                 ----------------
                                                   $9,775,961
                                                 ================

      Principal maturities are as follows for the years ending June 30:

2000             $1,804,465
2001              1,903,889
2002              2,014,023
2003              2,300,533
2004              1,361,969
Thereafter          391,082
                --------------
                 $9,775,961
                ==============

      Several of the notes are guaranteed by the stockholders.

NOTE E - LEASES

      The Company leases various trucks, trailers and refrigeration units from Farm Credit Leasing Services, Inc. under noncancellable operating leases expiring at various dates through 2002. Lease expense for 1999 was $567,181.

      At June 30, 1999, future minimum lease payments under such leases were as follows:

  Year ending
   June 30,
----------------
2000            $   200,122
2001                177,742
2002                 43,595
2003                      -
2004                      -
                --------------
                $   421,459
                ==============

      The leases are guaranteed by the stockholders.

NOTE F - LINE OF CREDIT

      Smith Farms, Inc. has a $5,000,000 line of credit with Norwest Bank Texas which is secured by hen and egg inventories and accounts receivable and is guaranteed by the Company's stockholders. The line of credit was never used during the 1999 year.

NOTE G - PROVISION FOR INCOME TAXES

      Smith Farms, Inc. files a consolidated Federal income tax return with its parent company, Smith Holding Company, Inc. The preceding three fiscal years are subject to audit by the Internal Revenue Service. The Company is contingently liable for any tax assessment.


      The Federal income tax expense differs from the expected Federal income tax expense for the period, computed by applying the statutory U. S. Federal Corporate tax rate of 34% to income before Federal income taxes, as follows:

Computed tax expense at 34%                $    711,497
Expenses not deductible                          13,093
                                           ----------------
                                           $    724,590
                                           ================

      Income tax expense consists of the following:

Current                                     $   478,750
Deferred                                        245,840
                                           ----------------
                                            $   724,590
                                           ================

      Significant components of the Company's deferred tax liabilities are as follows:

Current deferred tax liabilities:
      Inventories                            $1,053,356

Long-term deferred tax liabilities:
      Property, plant and equipment             863,548
                                           ----------------
Total deferred tax liabilities               $1,916,904
                                           ================

NOTE H - PRO FORMA INCOME TAXES

      The following unaudited pro forma information reflects income tax expense as if the Company including the Affiliates had been subject to federal and state income taxes:

Current:
      Federal                                $1,322,774
      State                                      79,171
                                           ----------------

Pro forma income taxes                        1,401,945

Income taxes as reported                       (724,590)
                                           ----------------
Pro forma income tax adjustment             $   677,355
                                           ================

NOTE I - EMPLOYEE SAVINGS PLAN

      The Company has established an employee thrift plan or 401(K) plan for its employees. The Company currently matches 25% of employee contribution up to 5% of employee's compensation. For the year ended June 30, 1999, the Company contributed $28,545 to the plan.

NOTE J - MAJOR CUSTOMERS AND CREDIT RISKS

      For the year ended June 30, 1999, three customers each generated sales in excess of 10% of the Company's sales. Sales to these three customers totaled approximately 70% of total revenues.

      The Company is principally engaged in the production and sale of eggs to large supermarket chains in Texas. Sales are made on credit with payment generally due within thirty days or less. The Company's ability to collect amounts due from customers may be affected by economic fluctuations in the grocery industry. The Company carries credit risk insurance on major accounts.

      At June 30, 1999 the Company had $600,000 on deposit at banks in excess of FDIC insurance coverage.

NOTE K - COMPENSATED ABSENCES

      Employees of the Company are entitled to paid vacation depending on length of service. Accrued absences at June 30, 1999 were $117,380.

NOTE L - SUBSEQUENT EVENTS

      Subsequent to June 30, 1999, the Company entered into significant capital leases with Farm Credit Leasing, Inc. in connection with a major capital improvements program. When finished, the program will include two additional processing plants and multiple layer and pullet houses. The total cost of the program is estimated to be approximately $25 million and the total construction period will be more than two years.

      Subsequent to June 30, 1999, the Company sold substantially all of its egg production and processing assets to Cal-Maine Foods, Inc.

                      CAL-MAINE FOODS, INC. AND SUBSIDIARIES

               PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    (Unaudited)


The accompanying unaudited pro forma condensed consolidated balance sheet as of August 28, 1999 and the related unaudited pro forma condensed consolidated statements of operations for the three months ended August 28, 1999 and year ended May 29, 1999 of Cal-Maine Foods, Inc. ("Cal-Maine") give effect to the September 30, 1999 purchase of substantially all of the assets and assumption of certain liabilities of Smith Farms, Inc. and certain related companies ("Smith Farms") effective September 18, 1999.

The pro forma condensed consolidated balance sheet combines the unaudited August 28, 1999 condensed consolidated balance sheet of Cal-Maine with the unaudited condensed combined balance sheet of Smith Farms. The pro forma condensed consolidated statement of operations for the three months ended August 28, 1999 combine the unaudited results of operations of Cal-Maine for the three months ended August 28, 1999 with the unaudited results of operations of Smith Farms for the three months ended September 30, 1999. The pro forma condensed consolidated statement of operations for the year ended May 29, 1999 combine the audited results of operations of Cal-Maine for the year ended May 29, 1999 with the audited results of operations of Smith Farms for the year ended June 30, 1999. The pro forma condensed consolidated financial statements are based on the historical financial statements of Cal-Maine and Smith Farms, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

The pro forma condensed consolidated financial statements have been prepared by Cal-Maine's management and include such adjustments to reflect the pro forma financial results as if the acquisition described above had occurred as of August 28, 1999 for the pro forma condensed consolidated balance sheet and as of May 31, 1998 for the pro forma condensed consolidated statements of operations.

These pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the purchase had been in effect on the dates indicated or which may be obtained in the future. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes of Cal-Maine included in its annual report on Form 10-K for the year ended May 29, 1999 and the historical financial statements and notes thereto of Smith Farms included elsewhere in this Form 8-K/A No. 1.

                     CAL-MAINE FOODS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 AUGUST 28, 1999
                                 (in thousands)

                                                 Cal-Maine  Pro Forma (2)     Pro Forma
                                                Historical   Adjustments     Consolidated
                                                --------------------------   -------------
ASSETS
Current assets:
        Cash and cash equivalents                 $  28,192    $ (28,192) (3)   $       -
        Receivables                                  15,781         2,689          18,470
        Inventories                                  37,281         7,571          44,852
        Prepaid expenses and other                    4,213           228           4,441
                                                --------------------------   -------------
        Total current assets                         85,467      (17,704)          67,763


Property and equipment, net                         111,735        37,313         149,048
Other assets                                         14,085             -          14,085
                                                --------------------------   -------------
Total assets                                      $ 211,287    $   19,609       $ 230,896
                                                ==========================   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Note payable to bank                      $       -    $    8,013 (3)   $   8,013
        Accounts payable and accrued expenses        24,324            71          24,395
        Current maturities of long-term debt
        and capital lease liability                   4,517         2,150           6,667
        Deferred income taxes                        10,294             -          10,294
                                                --------------------------   -------------
        Total current liabilities                    39,135        10,234          49,369

Long-term debt and capital lease
  liability, less current maturities                 85,799         9,375          95,174
Deferred expenses                                     1,489             -           1,489
Deferred income taxes                                10,285             -          10,285
                                                --------------------------   -------------
                                                    136,708        19,609         156,317

Stockholders' equity                                 74,579             -          74,579
                                                --------------------------   -------------
Total liabilities and stockholders' equity        $ 211,287    $   19,609       $ 230,896
                                                ==========================   =============


See accompanying notes to pro forma condensed consolidated financial statements (unaudited).

                     CAL-MAINE FOODS, INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                             YEAR ENDED MAY 29, 1999
                    (in thousands, except per share amounts)

                                                 Smith
                                   Cal-Maine     Farms     Pro Forma       Pro Forma
                                   Historical  Historical Adjustments     Consolidated
                                  ------------------------------------    -------------

Net sales                             $287,954    $53,977      $    -         $341,931

Cost of sales                          242,022     46,559       2,050 (4)      290,631
                                  ------------------------------------    -------------
Gross profit                            45,932      7,418     (2,050)           51,300
Selling, general and
administrative
   expenses                             36,406      3,452          -            39,858
                                  ------------------------------------    -------------
Operating income                         9,526      3,966     (2,050)           11,442
Interest expense                       (5,195)      (584)         194 (5)      (5,585)
Interest income                          2,202          -     (2,062) (6)          140
Other income                             1,454         46           -            1,500
                                  ------------------------------------    -------------

Income before income taxes               7,987      3,428     (3,918)            7,497
Income tax expense (benefit)             2,907        725       (903) (7)        2,729
                                  ------------------------------------    -------------
Net income                            $  5,080    $ 2,703   $ (3,015)           $4,768
                                  ====================================    =============
Net income per share:
   Basic                              $   0.39                                  $ 0.37
                                  =============                           =============
   Diluted                            $   0.39                                  $ 0.36
                                  =============                           =============
Weighted average shares outstanding:
   Basic                                12,999                                  12,999
                                  =============                           =============
   Diluted                              13,114                                  13,114
                                  =============                           =============


See accompanying notes to pro forma condensed consolidated financial statements (unaudited).

                     CAL-MAINE FOODS, INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                       THREE MONTHS ENDED AUGUST 28, 1999
                    (in thousands, except per share amounts)

                                   Cal-Maine     Smith Farms    Pro Forma      Pro Forma
                                   Historical    Historical    Adjustments    Consolidated
                                  -----------------------------------------   -------------


Net sales                             $ 59,055        $ 11,337      $    -        $ 70,392
Cost of sales                           57,322          10,953         611 (4)      68,886
                                  -----------------------------------------   -------------
Gross profit                             1,733             384       (611)           1,506
Selling, general and
   administrative expenses               9,096           1,293           -          10,389
                                  -----------------------------------------   -------------
Operating loss                         (7,363)           (909)       (611)         (8,883)
Interest expense                       (1,407)            (74)        (93) (5)     (1,574)
Interest income                           376               -        (376) (6)          -
Other income (loss)                      (111)             57           -             (54)
                                  -----------------------------------------   -------------
Loss before income taxes               (8,505)           (926)     (1,080)        (10,511)
Income tax expense (benefit)           (3,141)               -       (741) (7)     (3,882)
                                  -----------------------------------------   -------------
Net loss                             $ (5,364)        $  (926)    $  (339)       $ (6,629)
                                  =========================================   =============
Net income per share:
   Basic                             $  (0.43)                                   $  (0.53)
                                  =============                               =============
   Diluted                           $  (0.43)                                   $  (0.53)
                                  =============                               =============
Weighted average shares
outstanding:
   Basic                               12,450                                      12,450
                                  =============                               =============
   Diluted                             12,450                                      12,450
                                  =============                               =============


See accompanying notes to pro forma condensed consolidated financial statements (unaudited).

                           CAL-MAINE FOODS, INC. AND SUBSIDIARIES

                                NOTES TO PRO FORMA
                    CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    (Unaudited)
                                  (in thousands)


1. On September 30, 1999, Cal-Maine Foods, Inc. ("Cal-Maine") purchased substantially all of the assets and assumed certain liabilities of Smith Farms, Inc. and certain related companies ("Smith Farms") effective as of September 18, 1999 for $36,205 in a transaction accounted for as a purchase. The assets purchased represent Smith Farms' egg production and processing operations in Texas and Arkansas, including approximately 3.9 million laying hens and growing pullets, two feed mills, three egg production complexes and feed and egg delivery equipment.

2. The pro forma adjustments to the Condensed Consolidated Balance Sheet as of August 28, 1999 include the following purchase accounting adjustments to reflect Smith Farms' assets and liabilities at their estimated fair values as of September 18, 1999:

Accounts receivable                    $2,689
Inventories                             7,571
Prepaid expenses and other                228
Property and equipment                 37,313
Accrued expenses                         (71)
Long-term debt                       (11,525)
                               ---------------
                                      $36,205
                               ===============

   The pro forma adjustments reflected in the pro forma Condensed Consolidated Statements of Operations for the fiscal year ended May 29, 1999 and the three months ended August 28, 1999, as described in notes 4, 5, 6 and 7 reflect the effects of the transaction as if it had been consummated May 31, 1998.

3. The pro forma adjustments to cash and cash equivalents and note payable to bank as of August 28, 1999 assumes that Smith Farms' purchase price of $36,205 was funded from cash and cash equivalents and advances under Cal-Maine's existing line of credit.

                      CAL-MAINE FOODS, INC. AND SUBSIDIARIES

                                NOTES TO PRO FORMA
              CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                    (Unaudited)
                                  (in thousands)


4. The pro forma adjustments to cost of sales includes increased depreciation expense of $2,050 for the year ended May 29, 1999 and $611 for the three months ended August 28, 1999 from the write-up of property, plant and equipment to its estimated fair value and to reflect consistency with Cal-Maine's estimated useful lives of the property, plant and equipment acquired.

5. The pro forma adjustments to interest expense includes a $194 decrease for the year ended May 29, 1999 and a $26 decrease for the three months ended August 28, 1999 to exclude interest expense on long-term debt not assumed by Cal-Maine. The pro forma adjustment to interest expense for the three months ended August 28, 1999 includes a $119 increase to record the interest expense incurred on the pro forma note payable to bank. For the year ended May 29, 1999, there was sufficient cash and cash equivalents to fund the purchase price of Smith Farms; therefore, a pro forma adjustment to interest expense is not necessary.

6. The pro forma adjustment of $2,062 for the year ended May 29, 1999 and $376 for the three months ended August 28, 1999 to interest income reflects the reduction of Cal-Maine's cash and cash equivalents for the purchase price of Smith Farms.

7. The pro forma adjustment of $903 for the year ended May 29, 1999 and $741 for the three months ended August 28, 1999 reflects pro forma income taxes at Cal-Maine's effective tax rate.